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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             SCPIE Holdings, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

[SCPIE LOGO]

Mitchell S. Karlan, M.D.
Chairman

                                March 30, 2001

Dear Stockholders:

  You are cordially invited to attend the 2001 Annual Meeting of Stockholders of SCPIE Holdings Inc., which will be held at the Century Plaza Hotel and Spa, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 10, 2001, at 3:00 p.m., Pacific time.

  The business to be considered and voted upon at the meeting is explained in the accompanying Notice of Annual Meeting and Proxy Statement.

  On behalf of the Board of Directors, I urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Your vote is important, regardless of the number of shares you own. Returning the enclosed proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

  Thank you for your support of our Company.

                                          Sincerely,

                                          /s/ Mitchell S. Karlan, M.D.
                                          Mitchell S. Karlan, M.D.
                                          Chairman

                              SCPIE HOLDINGS INC.
                            1888 Century Park East
                         Los Angeles, California 90067

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 10, 2001

  NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of SCPIE Holdings Inc. (the "Company") will be held at the Century Plaza Hotel and Spa, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 10, 2001, at 3:00 p.m., Pacific time, for the following purposes:

  1. To consider and vote upon the election of four directors to serve until the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified;

  2. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001; and

  3. To transact such other business as may come properly before the Annual Meeting or any adjournments thereof.

  Only stockholders of record at the close of business on March 12, 2001, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. All stockholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed proxy in the accompanying envelope. The proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting.

                                          By order of the Board of Directors

                                          /s/ Joseph P. Henkes
                                          Joseph P. Henkes
                                          Secretary

March 30, 2001

  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED OR BY FACSIMILE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE, AS EXPLAINED ON THE PROXY. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED YOUR PROXY.

                                PROXY STATEMENT
                                      FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                              SCPIE HOLDINGS INC.
                          To Be Held On May 10, 2001

                               ----------------

                                 INTRODUCTION

  This Proxy Statement is being furnished to the stockholders of SCPIE Holdings Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors from holders of the outstanding shares of $.0001 par value common stock of the Company ("Common Stock"), for use at the Annual Meeting of Stockholders of the Company to be held on May 10, 2001, and any adjournments thereof (the "Annual Meeting").

  The principal executive offices of the Company are located at 1888 Century Park East, Los Angeles, California 90067. The telephone number is (310) 551-5900.

  This Proxy Statement is first being mailed to the Company's stockholders on or about March 30, 2001. The costs of preparing, assembling and mailing the Notice of Annual Meeting, Proxy Statement and proxy card will be borne by the Company. The 2000 Annual Report to Stockholders, including the Company's consolidated financial statements for the year ended December 31, 2000, accompanies this Proxy Statement.

                               ABOUT THE MEETING

Where and when is the Annual Meeting being held?

  The Annual Meeting will be held at the Century Plaza Hotel and Spa, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 10, 2001, at 3:00 p.m., Pacific time.

What is the purpose of the Annual Meeting?

  The Annual Meeting is being held to consider and vote upon (1) the election of four directors to serve until the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified, and (2) the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001. The Company's Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting.

  At the conclusion of the meeting, the Company's management will report on the performance of the Company in 2000 and respond to questions from the Company's stockholders.

Who is entitled to vote at the Annual Meeting?

  Only holders of record of shares of Common Stock as of the close of business on March 12, 2001, the record date fixed by the Board of Directors (the "Record Date"), will be entitled to receive notice of and to vote at the Annual Meeting.

  As of the Record Date, there were 9,338,627 shares of Common Stock issued, outstanding and entitled to be voted at the Annual Meeting. These shares are held by approximately 6,107 stockholders of record. An additional 500,000 shares of Common Stock have been issued to a wholly owned subsidiary of the Company. These shares are neither voted nor counted for purposes of a quorum under applicable provisions of the Delaware General Corporation Law.

How do I vote?

  As a holder of Common Stock, you are entitled to one vote on each matter considered and voted upon at the Annual Meeting for each share of Common Stock held of record by you as of the Record Date. If you complete and properly sign the accompanying proxy card and return it to the Company (or vote by telephone by following the instructions found on the accompanying proxy card), and if it is received in time and not revoked, it will be voted at the Annual Meeting in accordance with the instructions indicated in such proxy. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of Common Stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the institution that holds your shares. If no instructions are indicated on a proxy card returned to the Company, the shares represented by that proxy will be voted "FOR" the election, as directors of the Company, of the four nominees named in this Proxy Statement, and "FOR" the ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

Can I revoke my vote after I return my proxy card?

  Yes. After you have given a proxy, you may revoke it at any time prior to its exercise at the Annual Meeting by either (1) giving written notice of revocation to the Secretary of the Company, (2) properly submitting to the Company a duly executed proxy bearing a later date, or (3) voting in person at the Annual Meeting. All written notices of revocation or other communications with respect to revocation of proxies should be addressed as follows: SCPIE Holdings Inc., 1888 Century Park East, Los Angeles, California 90067,
Attention: Joseph P. Henkes, Secretary.

Can I vote by telephone or electronically?

  You may vote by telephone on each matter set forth above. Stockholders with shares registered directly with Mellon Investor Services LLC, the Company's transfer agent, may vote by telephone by calling 1-800-840-1208. The Company has not established electronic voting procedures.

  If your shares are held in "street name," you will need to contact your broker or other nominee to determine whether you will be able to give voting instructions by telephone or electronically.

What constitutes a quorum?

  The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum to conduct business at the Annual Meeting. Proxies received but marked as abstentions and "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

What vote is required to approve each item?

  Board of Directors. A plurality of the votes cast by the holders of shares of Common Stock represented and entitled to vote at the Annual Meeting, at which a quorum must be present, is required for the election of the directors identified in this Proxy Statement. With respect to the election of directors, stockholders may (1) vote "for" all four nominees, (2) "withhold" authority to vote for all such nominees, or (3) withhold authority to vote for any individual nominee or nominees but vote for all other nominees. Because directors are elected by a plurality of the votes cast, votes to withhold authority with respect to one or more nominees and any broker non-votes will have no effect on the outcome of the election.

  Ratification of Independent Auditors. The affirmative vote of a majority of the votes cast is required for the ratification of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending

December 31, 2001. Abstentions will be considered shares entitled to vote in the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are not counted for any purpose in determining whether a matter has been approved.

What are the Board's Recommendations?

  The Board's recommendations are set forth together with a description of each proposal in this Proxy Statement. In summary, the Board recommends that you vote:

  . FOR election of the four directors named in this Proxy Statement to serve until the Annual Meeting of Stockholders in 2004 and until their successors are duly elected and qualified (see page 5); and

  . FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001 (see page 16).

                                STOCK OWNERSHIP

What is the stock ownership of the Company's directors, executive officers and largest beneficial owners?

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of March 12, 2001, by (i) each stockholder known by the Company to be a beneficial owner of more than 5% of any class of the Company's voting securities, (ii) each director and nominee of the Company, (iii) the Chief Executive Officer and each additional executive officer named in the summary compensation table under "Executive Compensation," and (iv) all directors, nominees and executive officers of the Company as a group. The Company believes that, except as otherwise noted, each individual named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by such individual.

                                                  Number of Shares    Percent
Name                                           Beneficially Owned (1) of Total
----                                           ---------------------- --------
Tweedy, Browne Company LLC (2)................        598,257           6.41%
Dimensional Fund Advisors (3).................        552,600           5.91
Franklin Resources, Inc. (4)..................        520,000           5.60
Mitchell S. Karlan, M.D.......................         39,710             *
Donald J. Zuk.................................        168,439           1.40
Patrick S. Grant..............................         52,662(5)          *
Joseph P. Henkes..............................         57,813             *
Patrick T. Lo.................................         47,529(6)          *
Timothy C. Rivers.............................         15,072             *
J. Hyatt Brown................................          2,667             *
Willis T. King, Jr............................         30,300             *
Jack E. McCleary, M.D.........................         16,986             *
Charles B. McElwee, M.D.......................         19,240             *
Wendell L. Moseley, M.D.......................         20,470             *
Donald P. Newell..............................         17,700             *
Harriet M. Opfell, M.D........................         17,445             *
William A. Renert, M.D........................         17,895             *
Henry L. Stoutz, M.D..........................         12,595             *
Reinhold A. Ullrich, M.D......................         20,401             *
All directors and executive officers as a
 group........................................        597,896           4.95%

--------
 *  Less than 1%.

(1) As to each person or group in the table, the table includes the following shares issuable upon exercise of options which are exercisable within 60 days from March 12, 2001: Mitchell S. Karlan, M.D., 6,000;

     Donald J. Zuk, 112,466.67; Patrick S. Grant, 41,633.33; Joseph P. Henkes, 44,966.67; Timothy C. Rivers 11,900; Patrick T. Lo, 34,733.33; J. Hyatt
     Brown, 1,666.67; Willis T. King, 6,000; Jack E. McCleary, M.D., 6,000; Charles B. McElwee, M.D., 6,000; Wendell L. Moseley, M.D., 6,000; Donald P. Newell, 6,000; Harriet M. Opfell, M.D., 6,000; William A. Renert, M.D., 6,000; Henry L. Stoutz, M.D., 6,000; Reinhold A. Ullrich, M.D., 6,000.

(2) Based solely upon information contained in a report on Schedule 13G filed with the Securities and Exchange Commission (the "SEC") on behalf of Tweedy, Browne Company LLC ("TBC") on February 13, 2001. According to this filing with the SEC, TBC has sole power to vote 573,082 of these shares, shared, and sole power to dispose of or direct the disposition of 598,257 of these shares. TBC's business address is 350 Park Avenue, New York, NY 10021.

(3) Based solely upon information contained in a report on Schedule 13G dated February 2, 2001, filed on behalf of Dimensional Fund Advisors ("Dimensional"). According to this filing with the SEC, all of these shares are held in the accounts of various advisory clients of Dimensional, and Dimensional has sole power to vote, dispose of or direct the disposition of all of these shares. Dimensional's business address is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

(4) Based solely upon information contained in a report on Schedule 13G dated February 7, 2001, filed on behalf of Franklin Resources, Inc. ("FRI"). According to this filing with the SEC, FRI is a parent holding company of Franklin Advisory Services, LLC ("Services"), which is reported to have sole power to vote, dispose or direct the disposition of 520,000 of these shares. Charles P. Johnson and Rupert H. Johnson, Jr. each own in excess of ten percent of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and Messrs. Johnson and Johnson may be deemed to be the beneficial owners of the common stock over which Services has investment and/or voting power, but they disclaim ownership of the common stock. The business address for FRI and Messrs. Johnson and Johnson is 777 Mariners Island Boulevard, San Mateo, CA 94404. Service's business address is One Parker Plaza, 16/th/ Floor, Fort Lee, NJ 07024.

(5)  Includes 500 shares held jointly with Mr. Grant's spouse.

(6)  Includes 300 shares held by Mr. Lo's spouse.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

General

  The Company's Board of Directors is divided into three classes, with the terms of office of the respective classes ending in successive years. Four directors are to be elected at the Annual Meeting for full three-year terms expiring in 2004. The Board's nominees are Mitchell S. Karlan, M.D., Jack E. McCleary, M.D., Wendell L. Moseley, M.D., and Donald P. Newell, all of whom are currently directors of the Company and were elected at the 1998 Annual Meeting of Stockholders for a three-year term. The terms of the other eight directors continue after the Annual Meeting. Directors hold office until the Annual Meeting for the year in which their respective terms expire and until their successors are elected and qualified unless, prior to that time, they have resigned, retired, or otherwise left office.

  All shares of Common Stock represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified. If no specification is made, the proxies will be voted for the election of the four directors identified below. If any nominee is unable to serve (which is not anticipated), the persons designated as proxies will cast votes for the remaining nominees and for such other persons as they may select.

  Set forth below is certain information regarding each nominee or director continuing in office, including a description of his or her positions and offices with the Company (other than as a director); a brief description of his or her principal occupation and business experience during at least the last five years; directorships presently held by him or her in certain other companies or associations; his or her age; and the date each director was first elected to the Board. The date of election for all of the current Directors other than Messrs. Zuk, King, Newell and Brown represents the date he or she was first elected to the Board of Governors of Southern California Physicians Insurance Exchange, the predecessor of the Company.

  Nominees for Election as Directors to be Elected for a Term of Three Years
             Ending at the Annual Meeting of Stockholders in 2004

  Mitchell S. Karlan, M.D., 73, Chairman of the Board, has been a member of the Board since 1986. He has been a board-certified general surgeon in Beverly Hills, California, for more than five years. Dr. Karlan is a past Chairman of the American Medical Association (AMA) Council on Scientific Affairs. He is a former President of the Los Angeles County Medical Association (LACMA), a former Chairman of LACMA's Board of Trustees and a recent past member of the California Medical Association (CMA) Board of Trustees. He currently is a member of the Board of Trustees of the American Society of General Surgeons, and is Vice Speaker of the Society's House of Delegates. In addition, Dr. Karlan is Chairman of the Surgical Caucus of the AMA.

  Jack E. McCleary, M.D., 73, Director and Treasurer, has been a member of the Board since 1982. He has been a board-certified dermatologist in Sherman Oaks, California, for more than five years prior to his retirement in 1997. He is a former CMA and LACMA President and Speaker of the CMA House of Delegates.

  Wendell L. Moseley, M.D., 73, Director, has been a member of the Board since 1983. He has been a board-certified family practitioner in San Bernardino, California, for more than five years prior to his retirement in 1992, and is on the clinical faculty of the Loma Linda University School of Medicine. Dr. Moseley is a past President of the San Bernardino County Medical Society. Dr. Moseley served as a CMA delegate for 27 years.

  Donald P. Newell, 63, Director, Senior Vice President and General Counsel. Mr. Newell has been Senior Vice President and General Counsel of the Company since January 2001 and a member of the Board since 1997. Prior to joining the Company, he was a partner at the law firm of Latham & Watkins in San Diego, California, for more than five years. Mr. Newell is also a director of Mercury General Corporation, an insurance holding company.

Directors Whose Terms of Office Continue

             Terms Expiring at 2002 Annual Meeting of Stockholders

  Charles B. McElwee, M.D., 70, Director, has been a member of the Board since 1995. He has been a board-certified orthopedic surgeon in Covina, California, for more than five years, and is also affiliated with the University of Southern California School of Medicine. Dr. McElwee is a former President of LACMA, and a former Chairman of its Board of Trustees. Dr. McElwee is a former member of the Board of Trustees of the CMA, and is immediate past President and on the Board of Directors of the California Orthopaedic Association.

  William A. Renert, M.D., 61, Director, has been a member of the Board since 1990. He has been a board-certified radiologist in La Mesa, California, for more than five years. He is Immediate Past Chairman of the Board of Directors of Grossmont Hospital. Dr. Renert is a past President of the San Diego County Medical Society.

  Henry L. Stoutz, M.D., 68, Director, has been a member of the Board since 1976. He has been a board-certified urologist in Ventura, California, for more than five years prior to his retirement in 1997, and is a former clinical instructor, Department of Urology, at the UCLA School of Medicine. He is Chairman of the Ventura County Medical Society Professional Liability Committee.

  Donald J. Zuk, 64, Director, President and Chief Executive Officer, has been a member of the Board since 1997. Mr. Zuk became Chief Executive Officer of the Company's predecessor in 1989. Prior to joining the Company, he served 22 years with Johnson & Higgins, insurance brokers. His last position there was Senior Vice President in charge of its Los Angeles Health Care operations, which included the operations of the Company's predecessor. Mr. Zuk is a director of BCSI Holdings Inc. and Homeowners Holding Company, both privately held insurance companies.

             Terms Expiring at 2003 Annual Meeting of Stockholders

  J. Hyatt Brown, 63, Director, has been a member of the Board since 2000. Mr. Brown has been the Chairman, President and Chief Executive Officer of Brown & Brown, Inc., a national independent insurance agency headquartered in Daytona Beach, Florida, since 1993. He was a member of the Florida House of Representatives from 1972 to 1980, and Speaker of the House from 1978 to 1980. Currently, Mr. Brown is a member of the Board of Trustees of Stetson University in Florida. Mr. Brown is a director of Rock-Tenn Company, Bell South Corporation, FPL Group, Inc., SunTrust Banks, Inc., the Council of Insurance Agents and Brokers and International Speedway Corporation.

  Willis T. King, Jr., 56, Director, has been a member of the Board since 1997. Mr. King currently serves as Chairman, President and Chief Executive Officer of Highlands Insurance Group, a publicly traded property and casualty insurance holding company headquartered in Lawrenceville, New Jersey. Previously, he was a director and officer of J&H Marsh McLennan, insurance brokers, from March 1997 until April 1999. From 1986 to 1997, Mr. King served as Chairman and Chief Executive Officer of Willcox Incorporated Reinsurance Intermediaries.

  Harriet M. Opfell, M.D., 76, Director, has been a member of the Board since 1981. She has been a board-certified pediatrician in Orange, California, and a clinical professor of pediatrics at the University of California at Irvine for more than five years prior to her retirement in 1995. Dr. Opfell is a former President of the Orange County Medical Association and served as President of the medical staff at Children's Hospital of Orange County.

  Reinhold A. Ullrich, M.D., 73, Director, has been a member of the Board since 1991. He has been a board-certified obstetrician and gynecologist in Torrance, California, for more than five years, and has been on the clinical faculty at the UCLA School of Medicine since 1954. Dr. Ullrich is a former President of LACMA, and is a past Chairman of its Board of Trustees. He served on the CMA Board of Trustees from 1989 to 1995, and was an alternate delegate to the AMA from 1990 to 1997.

  The Board of Directors recommends a vote "FOR" the election of each nominee director named above.

Meetings and Committees of the Board of Directors

  There were six meetings of the Company's Board of Directors during the year ended December 31, 2000. During 2000, no incumbent director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors.

  The Board of Directors has four standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, and the Stock Option and Incentive Bonus Committee. The Board of Directors does not have a nominating committee. The functions normally performed by a nominating committee are performed by the Board of Directors.

  Executive Committee. The Executive Committee has the authority to exercise all powers of the Board of Directors between meetings of the Board, except in cases where action of the entire Board is required by the Company's Amended and Restated Certificate of Incorporation, the Company's Bylaws or applicable law. The Executive Committee consists of four members, one of whom is required to be the Chairman of the Board of Directors. The members of the Executive Committee are Drs. Karlan (Chairman), McCleary and Moseley, and Mr. Zuk. The Executive Committee held thirteen meetings in 2000.

  Audit Committee. The Audit Committee makes recommendations concerning the engagement of independent auditors, reviews the scope of audit engagements, reviews comment letters of such auditors and management's response thereto, approves professional services provided by such auditors, reviews the independence of such auditors, reviews any major accounting changes made or contemplated, considers the range of audit and non-audit fees, reviews the adequacy of the Company's internal accounting controls and annually reviews its charter and submits recommended changes to the Board of Directors for its consideration. The Audit Committee consists of three members, all of whom are independent directors. The members of the Audit Committee are Mr. King (Chairman), and Drs. McCleary and Renert. The Audit Committee held four meetings in 2000.

  Compensation Committee. The Compensation Committee establishes remuneration levels for the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents of the Company, reviews significant employee benefit programs and establishes, as it deems appropriate, and administers executive compensation programs, including bonus plans, certain equity-based programs, deferred compensation plans and any other such cash or stock incentive programs. The Chief Executive Officer of the Company establishes remuneration levels for other employees of the Company. The Compensation Committee consists of three members. The members of the Compensation Committee are Drs. Karlan (Chairman) and Moseley and Mr. King. The Compensation Committee held two meetings in 2000.

  Stock Option and Incentive Bonus Committee. The Stock Option and Incentive Bonus Committee is responsible to establish criteria and standards for incentive compensation awarded to senior executives of the Company, to administer the stock option program of the Company and to ensure compliance with Section 162(m) of the Internal Revenue Code. The Stock Option and Incentive Bonus Committee consist of two members, Drs. Stoutz and Opfell. The Stock Option and Incentive Bonus Committee held one meeting in 2000.

Summary of Directors' Compensation

  Each non-employee Director currently receives an annual retainer of $30,000. The Chairman of the Board of Directors is paid $1,500 per Board meeting and each other non-employee Director is paid $1,000 per Board meeting. Fees to non-employee Directors for participation on committees of the Board of Directors are $1,000 per meeting. The Chairman of the Executive Committee receives an additional annual retainer of $24,000. All non-employee Directors are reimbursed for reasonable travel and other expenses incurred to attend meetings of the Company and committees thereof. Mr. Newell is treated as a non-employee Director for purposes of compensation.

  In addition, pursuant to The 1997 Equity Participation Plan of the Company, each person who, as of the date of the 1998 Annual Meeting of Stockholders, was a non-employee director, was granted an option to purchase 5,000 shares of Common Stock at the fair market value on the date of grant. Any person who, during the term of the Equity Plan is initially elected to the Board of Directors of the Company or a subsidiary and is a non-employee director at the time of such initial election, automatically will similarly be granted an option to purchase 5,000 shares of Common Stock. During the term of the Plan, each non-employee director will automatically be granted an option to purchase 1,000 shares of Common Stock on the date of each subsequent Annual Meeting of Stockholders at the fair market value on such date. Directors who are employees of the Company or a subsidiary who subsequently terminate employment with the Company or such subsidiary and remain a director will not receive an initial option grant as a non-employee director, but to the extent they are otherwise eligible, will receive options as described in the preceding sentence after such termination of employment.

                            EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth information concerning the compensation of (i) the Company's President and Chief Executive Officer and (ii) the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"), for the years ended December 31, 1998, 1999 and 2000. During such time periods, the Named Executive Officers were compensated by SCPIE Management Company, which is a subsidiary of the Company and currently employs all executives of the Company and its subsidiaries.

                          Summary Compensation Table

                                           Annual Compensation
                         --------------------------------------------------------
Name and Principal                      Bonus     Other Annual      All Other
Position(s)              Year  Salary    (1)    Compensation (2) Compensation (3)
------------------       ---- -------- -------- ---------------- ----------------
Donald J. Zuk........... 2000 $562,650      --      $ 1,404          $43,523
 President and Chief     1999  508,014 $480,510      16,523           48,141
 Executive Officer       1998  482,834  473,706       6,985           34,613

Joseph P. Henkes........ 2000 $270,000      --          --           $16,200
 Senior Vice President,  1999  255,000 $192,869         --            15,300
 Operations and          1998  240,000  188,706         --            14,400
 Actuarial Services and
 Secretary

Patrick S. Grant........ 2000 $255,000      --          --           $15,300
 Senior Vice President,  1999  240,000 $180,489         --            14,400
 Marketing               1998  225,000  176,037         --            13,500

Timothy C. Rivers (4)... 2000 $255,000      --          --           $15,300
 Senior Vice President,  1999   97,917 $137,562         --               --
 Assumed Reinsurance

Patrick T. Lo........... 2000 $240,000      --          --           $14,400
 Senior Vice President   1999  215,000 $156,687         --            12,900
 and Chief Financial     1998  185,000  142,685         --            11,100
 Officer

--------
(1) Includes payments in 1998 and 1999 in respect of a special one-time cash bonus initially awarded to the Company's executive officers during 1997. The award vested in three equal installments on December 31, 1997, 1998 and 1999, provided that the key executive officer to whom such award was made was still employed by the Company on such dates. Messrs. Zuk, Henkes, Grant and Lo received payments in respect of such award of $108,800, $43,600, $40,000 and $30,833, respectively, during each of 1998 and 1999.

(2) Other Annual Compensation for Mr. Zuk consists of payments for medical expenses that are in addition to those covered by the Company's medical benefit plans.

(3) All Other Compensation consists of Company contributions to the SMC Cash Accumulation Plan of SCPIE (the "401(k) Plan") for each Named Executive Officer and expenses related to a vehicle provided to Mr. Zuk by the Company.

(4) Mr. Rivers joined the Company on August 1, 1999. The Salary amount represents salary actually earned by Mr. Rivers during 1999, based on an annual rate of $235,000.

                       Option Grants In Last Fiscal Year

  The following table provides information with respect to stock options granted to each of the Named Executive Officers during 2000.

                                          Individual Grants

                         --------------------------------------------------- Potential Realizable Value
                          Number of                                            At Assumed Annual Rates
                         Securities  Percent of Total                        of Stock Price Appreciation
                         Underlying  Options Granted  Exercise of                for Option Term (2)
                           Option      To Employees   Base Price  Expiration ---------------------------
Name                     Granted (1)  In Fiscal Year    ($/SH)       Date         5%           10%
----                     ----------- ---------------- ----------- ---------- ---------------------------
Donald J. Zuk...........   43,400          26.6%         32.25     2/10/10   $    880,232 $    2,230,682
Joseph P. Henkes........   16,700          10.2%         32.25     2/10/10        338,707        858,350
Patrick S. Grant........   15,700           9.6%         32.25     2/10/10        318,425        806,952
Timothy C. Rivers.......   15,700           9.6%         32.25     2/10/10        318,425        806,952
Patrick T. Lo...........   14,800           9.1%         32.25     2/10/10        300,171        760,693

--------
(1) These options become exercisable in one-third increments on the first, second and third anniversaries of the date of grant.

(2) The assigned rates of appreciation were selected by the SEC for illustrative purposes only and are not intended to predict or forecast future stock prices.

Senior Executive Incentive Bonus Plan

  The Company's Board of Directors adopted a Senior Executive Incentive Bonus Plan (the "Senior Plan") on February 24, 1999, which was approved by the Company's stockholders at the Annual Meeting of Stockholders held on May 13, 1999, pursuant to which designated executive officers of the Company are eligible to receive bonus payments. The Senior Plan provides an incentive for senior executives to perform superior work, ties the goals and interests of such executives to those of the Company and its stockholders, and enables the Company to attract and retain highly qualified senior executives. The Company believes that the bonuses payable by the Company under the Senior Plan to its senior executives will be fully deductible for federal income tax purposes. As discussed under "Report of the Compensation Committee" below, Donald J. Zuk is the only participant for 2000.

Pension Benefits

  The Company maintains a non-contributory defined benefit pension plan, the SCPIE Management Company Retirement Income Plan (the "Retirement Plan"). The Retirement Plan was suspended as to new participants and accrual of additional benefits effective as of December 31, 2000. The Retirement Plan provides each employee with a basic annual benefit at normal retirement (age 65) equal to 1.15% of the employee's earnings for each year of service with the Company after 1989 (subject to legal limitations) and the employee's benefit accrued under a prior plan maintained by the Company. Benefits under the Retirement Plan vest after five years of service.

  Prior to January 1, 2001, the Company also maintained a supplemental executive retirement plan (the "SERP"), which enhanced the benefits provided under the Retirement Plan to selected employees of the Company, including the Named Executive Officers. The SERP was terminated as to new participants and accrual of additional benefits effective as of December 31, 2000. The SERP provides an annual benefit at normal retirement age (age 65) equal to 1.5% of the average annual rate of earnings during the employee's 36 highest consecutive months in his or her last ten years of service immediately prior to retirement, multiplied by the employee's years of service with the Company, less the employee's benefits under the Retirement Plan and a predecessor plan. In addition, the SERP provides for a lump sum payment equal to the difference between (i) the amount of the benefits that the employee would have accrued under the 401(k) Plan had the Company's contribution allocated to the employee's account not been limited by certain provisions of the Internal Revenue

Code and the amount of the employee's annual compensation which can be taken into account under the 401(k) Plan and (ii) the amount of the benefits actually accrued by the employee under the 401(k) Plan. As of January 1, 2001, the Named Executive Officers had accrued the following annual benefits under the SERP and the Retirement Plan: Mr. Zuk: $231,002, Mr. Henkes: $49,605, Mr.
Grant: $88,844, Mr. Rivers: $3,046 and Mr. Lo: $32,776.

Employment Agreement

  SCPIE Management Company has in effect an employment agreement (the "Employment Agreement") with Mr. Zuk, which is guaranteed by the Company. The Employment Agreement provides for a term expiring on December 31, 2005, at a current salary of $562,650 per annum, with annual increases indexed to increases in the Consumer Price Index for the preceding calendar year. The Employment Agreement also provides for payment of bonuses at the discretion of the Board of Directors of SCPIE Management Company, subject to the approval of the Company. In the event of termination of the Employment Agreement by SCPIE Management Company, severance pay of up to two years' salary is due under certain circumstances. Mr. Zuk may also terminate the Employment Agreement at any time, with or without cause, upon 90 days' written notice to SCPIE Management Company.

Change in Control Severance Agreements

  The Company has entered into Change of Control Severance Agreements with each of the Named Executive Officers that will provide the officers certain benefits if their employment is terminated within a specified period after a change in control of the Company. The Change of Control Severance Agreements expire on December 31, 2004. On each January 1, the expiration date of each Change of Control Severance Agreement will be automatically extended for an additional one-year period, unless the Company notifies the officer party thereto that it does not wish to further extend the Change of Control Severance Agreement with such officer on or before September 30 of the prior year. Under the Change of Control Severance Agreements, if the officer's employment is terminated without "cause" (as defined in such Change of Control Severance Agreements) or such officer resigns with "good reason" (as defined in such Change of Control Severance Agreements) within two years following a change of control transaction involving the Company, the officer will be paid an amount equal to two times (three times for Mr. Zuk) such officer's base salary and annual bonus plus the value of certain other benefits and payments foregone due to the termination and will continue to receive all employee benefits for two years (three years for Mr. Zuk) after the date of termination. In addition, any resignation by the officer during the 30-day period immediately following the first anniversary of a change of control is deemed to be for "good reason." If it is determined that any payments made to an officer pursuant to a Change of Control Severance Agreement would subject such officer to an excise tax pursuant to Section 4999 of the Internal Revenue Code, under certain circumstances such officer will also be paid an additional amount sufficient to put such officer in the same tax position as he or she would have been in had no excise tax been imposed on such payment.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Company's executive compensation program is principally administered by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee consists of three non-employee Directors, who are appointed by the Board.

Compensation Philosophy

  The general philosophy of the Compensation Committee is to provide executive compensation programs, including salary, bonus and equity incentive programs, that will enhance the profitability of the Company and its stockholder value by aligning the financial interests of the Company's executives with those of its stockholders. The Compensation Committee is responsible for the formulation of appropriate compensation plans and incentives for executives of the Company, the recommendation of such plans and incentives to the Board of

Directors for its consideration and adoption, the award of equity incentives and the ongoing administration of various compensation programs as may be authorized or directed by the Board. The Compensation Committee also has specific responsibility for the compensation of the Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents. The Chief Executive Officer establishes compensation levels for executives other than the aforementioned senior officers in accordance with the policies established by the Compensation Committee.

  The overall goal of the Compensation Committee is to ensure that compensation policies are consistent with the Company's strategic business objectives and provide incentives for the attainment of these objectives. The compensation program includes three components:

  . Base salary, which is intended to provide a stable annual salary at a level consistent with individual contributions.

  . Variable pay, which links bonus and other short-term incentives to the performance of the Company and the individual executive.

  . Stock ownership and similar long-term incentives, which encourage actions to maximize stockholder value.

  Another goal of the Compensation Committee is to ensure that the Chief Executive Officer and other executives are compensated in a manner that is consistent with the Company's compensation strategy, that is competitive with other companies in the industry, and that is equitable within the Company. The Compensation Committee believes that compensation programs must be structured to attract and retain talented executives.

Base Salary

  It is the Compensation Committee's policy to position base executive salaries annually at levels that are competitive within the industry, with consideration for industry standards, individual performance and scope of responsibility in relation to other officers and key executives within the Company. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. In selected cases, other factors may also be considered. For 2000, the Compensation Committee and the Chief Executive Officer established salaries for the executives consistent with this policy.

  Based on the results of the Company's performance for 2000, the Committee determined that there would be no increase in the 2001 base salaries of the Chief Executive Officer and three of the four other senior officers. The Senior Vice President in charge of the expanding assumed reinsurance segment received a 9.8% increase in base salary. In addition, the Chief Executive Officer continued to receive the annual cost of living increase under his employment contract with the Company. The Chief Executive Officer determined that all but four other officers would receive no base salary increase for 2001. Each of the four increases reflected a significant change in the officer's responsibility.

Annual Incentive (Bonus) Plan

  The Company has adopted an Annual Incentive Plan for the payment of cash bonuses based on a combination of Company performance in relation to predetermined objectives and individual executive performance during the year.

  During the early months of each year, the Compensation Committee, together with the Chief Executive Officer, establishes target objectives for operating income and revenue for the year and individual bonus opportunities based on industry comparisons. Plan payouts in relation to targeted amounts are adjusted upward or downward based on the Company's performance in relation to targeted operating income and premium revenues. The greater weight is placed on actual operating income. Individual awards are then subject to increase or decrease by 50% based on the individual performance of the executive during the year. Individual targeted bonus opportunities (before adjustment for Company and individual performance) ranged from approximately 15% to 50% of base salary during 2000.

  At year end, both Company and individual performance are assessed. During 2000, the Company's premium revenues slightly exceeded the targeted amount, while its operating income fell short of the targeted amount. Based on the Company's performance in 2000, the Compensation Committee determined that no incentive awards would be provided to the Chief Executive Officer, Chief Financial Officer and other Senior Vice Presidents. The Chief Executive Officer also determined that no incentive bonuses would be paid to the other key executives of the Company for their performance in 2000.

Long-Term Incentives

  The Compensation Committee is committed to a long-term incentive program for executives, which will encourage participants to promote the long-term growth of the Company. The Compensation Committee believes that the management employees should be rewarded with a proprietary interest in the Company for continued outstanding long-term performance and to attract, motivate and retain qualified and capable executives.

  In November 1997, the Board of Directors adopted The 1997 Equity Participation Plan of the Company, which was approved by stockholders at the 1998 Annual Meeting. Under this Plan, the governing committee of the Board of Directors may grant, at its discretion, awards to participants in the form of non-qualified stock options, incentive stock options, a combination thereof or other equity incentives. The maximum number of shares subject to the Plan is 1,250,000 shares. This Plan was administered by the Compensation Committee during 2000.

  In January 1999, the Board of Directors formed the Stock Option and Incentive Bonus Committee (the "Bonus Committee") to administer, among other things, the grant of options under the Plan. The Bonus Committee is composed of two outside directors. In 2000, the Bonus Committee granted options to the executives of the Company to purchase an aggregate of 163,400 shares of Common Stock. These options were granted at the exercise price equal to the fair market value of the Common Stock on the date of grant, and become exercisable in three cumulative annual installments commencing one year after the date of grant.

Compensation of Chief Executive Officer

  Mr. Zuk's base salary is set by the terms of his Employment Agreement with the Company, which has been in effect for a number of years and renewed annually by the directors to adjust his then-current salary and to extend the term for an additional year. During 2000, the base annual salary was $562,650, which, as stated above was not increased by the Board or the Compensation Committee for 2001. The base salary is, however, also subject to an annual increase based on increases in the cost of living index during the five-year term of the Agreement.

  Mr. Zuk is eligible to participate in all of the Company's annual and long-term incentive programs. In addition, Mr. Zuk is the only officer who during 2000 was covered by the Senior Executive Incentive Bonus Plan (the "Senior Plan"), which was approved by the stockholders of the Company at the 1999 Annual Meeting. Based upon the Company's performance, and based upon a formula adopted by the Bonus Committee, Mr. Zuk received no bonus under the Senior Plan for 2000.

Review of Compensation Policy

  During 2000, continuing severe price competition in the Company's healthcare liability insurance operations negatively affected operating income. In addition, the focus of the Company's operations changed significantly with the recent growth and expected growth in its assumed reinsurance segment. The Committee and the Board of Directors have under review the Company's entire executive compensation program to determine its appropriateness under the present circumstances. They are considering proposals that would alter the importance of the various incentive and other components of the existing program. The objective is to provide equitable base and incentive compensation to all of the senior and other officers in light of the current state of the Company's operations. The Company has retained a national consulting firm to assist in this review.

Internal Revenue Code 162(m)

  The Bonus Committee has considered the potential impact of Section 162(m) ("Section 162(m)") of the Internal Revenue Code adopted under the federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the Chief Executive Officer and the other senior executive officers, other than compensation that is performance-based under a plan that is approved by the stockholders of the corporation and that meets certain other technical requirements. To appropriately recognize the contribution of the Company's executive officers to the Company and its stockholders and to exempt bonuses paid to such officers from the $1 million limit of Section 162(m), in 1999, the Compensation Committee adopted the Senior Plan, a performance-based incentive bonus plan, which was approved by the stockholders at the 1999 Annual Meeting of the Company. The Senior Plan applies in lieu of the annual incentive bonuses discussed above for executive officers covered by the Annual Incentive Plan. The only officer covered by the Senior Plan in 2000 was Mr. Zuk. The Compensation Committee believes that the 1997 Equity Participation Plan, as administered by the Bonus Committee, qualifies as "performance based" under Section 162(m).

                                          February 28, 2001

                                          COMPENSATION COMMITTEE

                                          Mitchell S. Karlan, M.D. (Chairman)
                                          Wendell L. Moseley, M.D.
                                          Willis T. King, Jr.

Certain Relationships and Related Transactions

  The Company has employed in the past, and intends to employ in the future, the law firm of Latham & Watkins to perform legal services. Donald P. Newell, a director of the Company, was a partner of Latham & Watkins during 2000.

  The Company has entered into in certain contracts with Brown & Brown Insurance Company, under which Brown & Brown acts as an insurance producer for the Company and received commissions for these services of $7,852,108 in 2000.
J. Hyatt Brown, a director of the Company, serves as Chairman of the Board, President and Chief Executive Officer and principal shareholder of Brown & Brown.

  The Company has entered into an agreement with Mr. Newell relating to his employment as the Senior Vice President and General Counsel of the Company. Mr. Newell's employment with the Company commenced on January 1, 2001 and, pursuant to the agreement, will continue for an initial period of twelve months. An extension of the initial term, for one or more years, will be discussed between the Company and Mr. Newell no later than sixty days prior to the end of the initial term. The agreement provides for a current salary of $350,000, with $200,000 of such amount deferred by the Company and paid to Mr. Newell, together with accrued interest at a rate of 9% per annum, in equal monthly installments over a ten-year period, commencing January 1, 2008. The agreement provides that Mr. Newell is not entitled to participate in the Company's annual incentive bonus plan, but may be granted stock options by the Stock Option and Incentive Bonus Committee and will be included in the Company's standard employment benefits plans.

Stock Performance Graph

  The graph below compares the cumulative total stockholder return on the shares of Common Stock of the Company for the period from January 30, 1997, through December 31, 2000, with the cumulative total return on the Standard and Poor's 500 Index (the "S&P 500 Index") and the SNL All Property & Casualty Insurance Index (the "SNL Index") over the same period (assuming the investment of $100 in the Company's Common Stock, the S&P 500 Index and the SNL Index on January 30, 1997, and the reinvestment of all dividends).

                              [GRAPH APPEARS HERE]

                                            Period Ending
                             --------------------------------------------
Index                        01/30/97 12/31/97 12/31/98 12/31/99 12/31/00
-----                        -------- -------- -------- -------- --------
SCPIE Holdings Inc.          $100.00  $140.58  $148.39  $158.91  $118.86
S&P 500                       100.00   125.85   161.77   195.82   177.98
SNL All Property & Casualty
 Insurance Index              100.00   139.93   135.22   102.91   148.86

                                  PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as independent auditors for the Company and its subsidiaries for the current fiscal year ending December 31, 2001, subject to ratification by the stockholders at the Annual Meeting.

  A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement on behalf of the firm if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions from stockholders.

  The Company's Board of Directors unanimously recommends a vote "FOR" ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2001.

Audit Fees for Fiscal 2000

  The aggregate fees for services rendered to the Company by Ernst & Young LLP, the Company's independent auditors, for the fiscal year ended December 31, 2000, are as follows:

   Audit Fees....................................................... $264,000
   All Other Fees................................................... $525,000(1)

--------
(1) Includes fees for audit related services of $319,000 and non-audit services of $206,000. Audit related services generally include fees for pension and statutory audits, accounting consultations and internal audits.

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Company's Board of Directors (the "Audit Committee") is comprised of independent directors as required by the listing standards of the New York Stock Exchange. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which is attached to this Proxy Statement as Appendix A.

  The role of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board of Directors. Management of the Company has the primary responsibility for the Company's financial statements as well as the Company's financial reporting process, principles and internal controls. The independent auditors are responsible for performing an audit of the Company's financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

  In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2000, with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed under auditing standards generally accepted in the Unites States, including those matters set forth in Statement on Auditing Standards No. 61 (Communication with Audit Committees), as currently in effect. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as currently in effect, and it has discussed with the auditors their independence from the Company. The Audit Committee has also considered whether the independent auditor's provision of non-audit services to the Company is compatible with maintaining the auditor's independence.

  Based on the reports and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

  Submitted on March 19, 2001, by the members of the Audit Committee of the Company's Board of Directors.

                                          Willis T. King, Jr. (Chair)
                                          William A. Renert, M.D.
                                          Jack E. McCleary, M.D.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act generally requires the Company's executive officers and directors, and persons who own more than ten percent of the Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. The Company became subject to the requirements of Section 16(a) on January 29, 1997. Regulations promulgated by the SEC require the Company to disclose in this Proxy Statement any reporting violations with respect to the 2000 fiscal year, which came to the Company's attention based on a review of the applicable filings required by the SEC to report such status as an officer or director or such changes in beneficial ownership as submitted to the Company. Based solely on a review of such forms received by it, no reporting person has made a late filing under Section 16(a). This statement is based solely on a review of the copies of such reports furnished to the Company by its officers, directors and security holders and their written representations that such reports accurately reflect all reportable transactions and holdings.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

  Proposals which stockholders intend to present at the next Annual Meeting of Stockholders pursuant to Rule 14a-8 of the Proxy Rules of the SEC must be received by December 1, 2001, to be eligible for inclusion in the proxy material of that meeting. Proposals and nominations submitted outside the processes of Rule 14a-8 must be received by January 11, 2002, to be timely.

                               OTHER INFORMATION

Proxy Solicitation

  Officers and other employees of the Company and its subsidiaries may solicit proxies by personal interview, telephone and telegram, in addition to the use of the mails. None of these individuals will receive special compensation for these services that will be performed in addition to their regular duties. The Company has also made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials for shares held of record by them to the beneficial owners of such shares. The Company will reimburse them for reasonable out-of-pocket expenses. The Company will pay the cost of all proxy solicitation.

Miscellaneous

  The Company's management knows of no other matters that are to be brought before the Annual Meeting. If any other matters come properly before the Annual Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

  Upon the written request of any person whose proxy is solicited by this proxy statement, the Company will furnish to such person without charge (other than for exhibits) a copy of the Company's annual report on form 10-K for the year ended December 31, 2000, including financial statements and schedules thereto, as filed with the SEC. Requests may be made to SCPIE Holdings Inc., 1888 Century Park East, Los Angeles, California 90067, Attention: Patrick Lo.

                                          By order of the Board of Directors,

                                          /s/ Joseph P. Henkes

                                          Joseph P. Henkes
                                          Secretary

1888 Century Park East
Los Angeles, California 90067
March 30, 2001

                                                                     APPENDIX A

                              SCPIE HOLDINGS INC.

                            AUDIT COMMITTEE CHARTER

Purpose

  The Audit Committee (the "Committee") is appointed by the Board of Directors (the "Board") to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Committee are to:

  . Monitor the integrity of the Company's financial reporting process and systems of internal controls.

  . Monitor the independence and performance of the Company's independent auditors and internal audit function.

  . Provide an avenue of communication among the independent auditors, management, the internal audit function and the Board of Directors.

In the exercise of its oversight responsibilities, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements fairly present the Company's financial position and results of operation and are in accordance with accounting principles generally accepted in the United States. These duties remain the responsibility of management and the independent auditors.

Membership

  The Committee will consist of three members of the Board. The members shall be appointed by action of the Board and shall serve at the discretion of the Board. Each Committee member shall be "financially literate" as determined by the Board and shall satisfy the "independence" requirements of the New York Stock Exchange. At least one member of the Committee shall have "accounting or related financial management expertise," as determined by the Board.

Committee Organization and Procedures

  1. The members of the Committee shall appoint a Chair of the Committee by majority vote. The Chair (or in his or her absence, a member designated by the Chair) shall preside at all meetings of the Committee.

  2. The Committee shall have the authority to establish its own rules and procedures consistent with the bylaws of the Company for notice and conduct of its meetings, should the Committee, in its discretion, deem it desirable to do so.

  3. The Committee shall meet at least four times in each year, and more frequently as the Committee determines is necessary to carry out its responsibilities under this Charter.

  4. The Committee may, in its discretion, include in its meetings members of the Company's financial management, representatives of the independent auditors, the director of internal audit and other financial or actuarial personnel employed or retained by the Company. The Committee may meet with the independent auditors or the director of internal audit in separate executive sessions to discuss any matters that the Committee believes should be addressed privately, without management's presence. The Committee may likewise meet privately with management, as it deems appropriate.

  5. The Committee may, in its discretion, utilize the services of the Company's regular corporate legal counsel with respect to legal matters or, at its discretion, retain separate legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

  6. The Committee shall prepare or cause to be prepared minutes of each of its meetings. Copies of all minutes shall be delivered to the Board for its information and action, when appropriate.

Responsibilities

 Independent Auditors

  7. The independent auditors shall be ultimately accountable to the Committee and the Board in connection with the audit of the Company's annual financial statements and related services. The Committee shall review the performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or, if appropriate, recommend that the Board replace the independent auditors.

  8. The Committee shall approve the fees to be paid to the independent auditors and any other terms of engagement of the independent auditors.

  9. The Committee shall receive from the independent auditors, at least annually, a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditors. If the Committee determines that further inquiry is advisable, the Committee shall recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditor's independence.

 Annual Audit

  10. The Committee shall meet with the independent auditors and financial management of the Company at a time early in the process of the annual audit to discuss the scope of the audit for the current year and the audit approach to be utilized.

  11. The Committee shall meet with the independent auditors and management prior to the public release of the financial results of operations for the subject year under audit, and discuss with the independent auditors any matters within the scope of the pending audit that have not yet been completed.

  12. The Committee shall receive the completed audited financial statements for the year under audit, as soon as practicable.

  13. The Committee shall review and discuss the audited financial statements with the management of the Company.

  14. The Committee shall discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and other auditing standards generally accepted in the United States, including, among others, (i) the methods used to account for any significant unusual transactions reflected in the audited financial statements; (ii) the effect of significant accounting policies in any controversial or emerging areas for which there was a lack of authoritative guidance or consensus to be followed by the independent auditors; (iii) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; (iv) any disagreements with management over the application of accounting principles, the basis for management's accounting estimates or the disclosures in the financial statements, and (v) their judgment regarding the quality, not just acceptability, of the accounting policies used to prepare the financial statements.

  15. The Committee shall, based on the review and discussions in paragraphs 13 and 14 above, and based on the disclosures received from the independent auditors regarding its independence and discussions with the auditor regarding such independence (paragraph 9 above), recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit. This recommendation shall be made in writing. The Committee shall also disclose, in connection with this recommendation, that it did (or did not) consider whether the provision of non-audit services by the outside auditor is compatible with the outside auditor's independence.

 Quarterly Review

  16. The independent auditors review the interim financial statements to be included in any Form 10-Q of the Company using professional standards and procedures for conducting such reviews, as established by generally accepted auditing standards as modified or supplemented by the Securities and Exchange Commission, prior to the filing of Form 10-Q. The Committee shall discuss with management and the independent auditors in person, at a meeting, or by conference telephone call, the results of the quarterly review including such matters as significant adjustments, management judgments, accounting estimates, significant new accounting policies and disagreements with management. The Chair, at the discretion of the Committee, may represent the entire Committee for purposes of this discussion.

 Internal Control Structure

  17. The Committee shall review with the independent auditors and the director of internal audit, at least annually, the adequacy and effectiveness of the accounting and financial controls of the Company, and internal control procedures.

  18. The Committee shall discuss with the independent auditors and with management any management letter provided by the independent auditors and any other significant matters brought to the attention of the Committee by the independent auditors, as a result of its annual audit. The Committee should allow management adequate time to consider any such matters raised by the independent auditors.

 Internal Audit

  19. The Committee shall review and approve on a continuing basis the activities, organizational structure and qualifications of the Company's internal audit function.

  20. The director of internal audit shall present to management and to the Committee, at least annually, an internal audit plan for consideration and approval.

  21. The director of internal audit shall furnish to the Committee a copy or executive summary of each audit report prepared by the internal auditors for management in accordance with the internal audit plan, or otherwise.

  22. The Committee shall, at its discretion, meet with the director of internal audit to discuss reports prepared by the internal auditors, to review the implementation status of recommendations made by the internal auditors and to discuss other matters under consideration for review by the internal auditors.

  23. The director of internal audit shall have full direct access to the Committee.

 Special Inquiries

  24. The Committee may, in its discretion, investigate any matter brought to its attention within the scope of its responsibilities, and shall have the authority to retain outside legal counsel or other experts for this purpose if, in its judgment, that is appropriate. If a matter is brought to the attention of the Committee, and the Committee declines to investigate, the matter shall be disclosed to the Board at its next meeting.

 Other Responsibilities

  25. The Committee shall review, reassess and update the Committee's charter at least annually and submit the recommended changes to the Board for its consideration.

  26. The Committee shall provide the report for inclusion in the Company's Annual Proxy Statement required by Item 306 of Regulation S-K of the Securities and Exchange Commission.

  27. The Committee, through its Chair, shall report periodically, as deemed necessary or desirable by the Committee, but at least annually, to the full Board regarding the Committee's actions and recommendation, if any.

The Board of Directors of SCPIE Holdings                  Please mark you
Inc. recommends that you vote FOR                         votes as indicated [X]
Proposals 1 and 2                                         in this example


PROPOSAL 1: ELECTION OF DIRECTORS                                   Nominees:  01 Mitchell S. Karlan, M.D.
                                                                               02 Jack E. McCleary, M.D.
    FOR all nominees              WITHHOLD             EXCEPTIONS              03 Wendell L. Moseley, M.D.
  listed to the right            AUTHORITY                                     04 Donald P. Newell
   (except as marked      to vote for all nominees
   to the contrary)         listed to the right*                    *INSTRUCTION: To withhold authority to vote for any
         [ ]                        [ ]                   [ ]       individual nominee, mark the "Exceptions" box and
                                                                    write that nominee's name in the space provided below.

                                                                    ________________________________________________________
PROPOSAL 2: To ratify the appointment of Ernst & Young              In their discretion, the proxies are authorized to vote
LLP as independent auditors for the Company for the                 upon such other business as may properly come before the
fiscal year ending December 31, 2001.                               meeting.

     FOR             AGAINST         ABSTAIN                        Important: Please sign exactly as your name appears to the left.
     [ ]               [ ]             [ ]                          If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name, by a person.  Each joint tenant
                                                                    should sign.

                                                                    Dated: _________________________, 2001

                                                                    ______________________________________
                                                                            Signature of stockholder

                                                                    ______________________________________
                                                                           Signature if held jointly

                                                                    Please mark, date, sign and mail this card promptly, using the enclosed envelope.

                                                       FOLD AND DETACH HERE.

                                               ------------------------------------
                                                         VOTE BY TELEPHONE
                                                   QUICK *** EASY *** IMMEDIATE

                                               ------------------------------------

                                    YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch-tone telephone 24 hours a day-7 days a week
                          There is NO CHARGE to you for this call. -- Have your proxy card in hand.
       You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

OPTION 1:        To vote as the Board of Directors recommends on ALL proposals, press 1
                                            When asked, please confirm by Pressing 1.

OPTION 2:        If you choose to vote on each proposal separately, press 0. You will hear these instructions.

                     Proposal 1 - To vote FOR ALL nominees, press 1: to WITHHOLD FOR ALL nominees, press 9
                         To WITHHOLD FOR AN INDIVIDUAL nominee, Press 0 and listen to the instructions

                              Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                                             When asked, please confirm by Pressing 1.
                                                                or
                                                                --

2.  VOTE BY PROXY:   Mark, date and sign your proxy card and return promptly in the enclosed envelope, or fax to (201) 296-4142.
                 NOTE: If you vote by telephone, THERE IS NO NEED TO MAIL, OR FAX BACK your Proxy Card.

                                                       THANK YOU FOR VOTING.

                              SCPIE HOLDINGS INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 10, 2001
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                              SCPIE HOLDINGS INC.

     The undersigned Stockholder(s) of SCPIE HOLDINGS INC. (the "Company") hereby constitutes and appoints Mitchell S. Karlan, M.D., Wendell L. Moseley, M.D., and Donald J. Zuk, and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Century Plaza Hotel and Spa, 2025 Avenue of the Stars, Los Angeles, California 90067, on May 10, 2000, at 3:00 p.m., Pacific time, and at any adjournment or postponement thereof, according to the number of shares of Common Stock of the Company which the undersigned may be entitled to vote, and with all the powers which the undersigned would possess if personally present, as indicated on the reverse side.

     The proxies are directed to vote as specified on the reverse side. Except as specified to the contrary on the reverse side, the shares represented by this proxy will be voted FOR all nominees listed and FOR Proposal 2.

     The undersigned revokes any prior proxy for such meeting and ratifies all said attorneys and proxies, or any of them, may lawfully do by virtue hereof. Receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement is hereby acknowledged.

                    (Please sign and date on reverse side)

                             FOLD AND DETACH HERE



                            YOUR VOTE IS IMPORTANT

                       You can vote in one of two ways:

        1.  Call toll-free 1-800-840-1208 on a touch-tone telephone and follow the instructions on the reverse side. There is NO
                          CHARGE to you for this call.

                                      or
      2.  Mark, date, sign and mail back in enclosed envelope, or fax to
                                (201) 296-4142.


                                  PLEASE VOTE